UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2016

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (314) 725-4477
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
Centene Corporation (the Company) announced today that the Company's subsidiary, Health Net Life Insurance Company, has completed its ongoing dialog with the California Department of Insurance and has submitted its final filing for 2017 benefit plan design and rate adjustments associated with the off-exchange PPO individual and family plans. We believe these design changes, in conjunction with other contracting and medical management initiatives, will significantly improve the performance of the product in 2017. Some of the highlighted changes, which will become effective January 1, 2017, are as follows:

•	An increase in the out-of-network maximum out-of-pocket level to $25,000/$50,000 (individual/family) for all plans.

•	An increase to $5,000/$10,000 (individual/family) for the out-of-network deductible for Platinum and Gold plans from no deductible in 2016.

•	Elimination of non-emergent out-of-state coverage and travel network access.

•
Reduction of reimbursement for out-of-network physicians and all other services and supplies to 100% of the Medicare rate (from the 85th percentile of FAIR Health and 190% of the Medicare rate, respectively).

•	Reduction to 150% of the Medicare rate for out-of-network facilities (from 190% of the Medicare rate).

•	Elimination of the default rate of 75% of billed charges for out-of-network services that do not have a Medicare rate.

•	Elimination of out-of-network coverage for home health and home infusion therapy.

•	Restrictions on Third-Party Premium payments that were not in the 2016 PPO sold during open enrollment.

•	Premium rate increase of 9.9%.

We will provide a full update on our third quarter earnings call scheduled for October 25, 2016.

Forward-Looking Statements
The information provided in this filing may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Centene and certain plans and objectives of Centene with respect thereto, including the expected benefits of the acquisition of Health Net. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate", "target", "expect", "estimate", "intend", "plan", "goal", "believe", "hope", "aim", "continue", "will", "may", "would", "could" or "should" or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that the expected synergies and value creation from the acquisition will not be realized, or will not be realized within the expected time period, including, but not limited to, as a result of conditions, terms, obligations or restrictions imposed by regulators in connection with their approval of, or consent to, the acquisition; the exertion of management's time and Centene's resources, and other out-of-pocket expenses incurred in connection with complying with the undertakings in connection with certain regulatory approvals; the risk that the businesses will not be integrated successfully; disruption from the acquisition making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions or political conditions; changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder; provider and state contract changes; the outcome of pending legal or regulatory proceedings; reduction in provider payments by governmental payors; the expiration or termination of Centene's Medicare or Medicaid managed care contracts with federal or state governments; tax matters; increased health care costs; and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission (the "SEC"). These forward-looking statements reflect Centene's current views with respect to future events and are based on numerous assumptions and assessments made by Centene in light of its experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Centene's plans with respect to the acquisition, actual results, performance or achievements, industry results and developments to /differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Centene does not assume any obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The information contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date:	October 3, 2016	By:	/s/ Jeffrey A. Schwaneke
Jeffrey A. Schwaneke Executive Vice President & Chief Financial Officer